Exhibit 99.1

AstroNova Announces Second-Quarter Fiscal 2023 Financial Results

Company to Host Conference Call at 9:00 a.m. ET Today

Second-Quarter Fiscal 2023 Summary

  Bookings of $34.8 million
  Revenue of $32.3 million
  Operating income of $1.2 million
  GAAP net income of $0.6 million, or $0.08 per diluted share
  Adjusted EBITDA of $2.2 million

WEST WARWICK, R.I.--(BUSINESS WIRE)--September 7, 2022--AstroNova, Inc. (Nasdaq: ALOT), a global leader in data visualization technologies, today announced financial results for its fiscal 2023 second quarter ended July 30, 2022.

“The strong secular trends of our business, such as increasing air travel and the growth of digital print for packaging, continue to drive demand for our products and services,” said Greg Woods, AstroNova President and CEO. “We achieved solid orders growth in the quarter, with bookings up over the prior quarter, as well as the prior year. For the first half of fiscal 2023, total bookings nearly set a record, just missing the previous high set in fiscal 2020 by a mere half percent.

“Revenue was also up nicely in the quarter, however, less than expected as certain areas of our business continued to be affected by supply chain disruptions, higher component costs, and increased freight expenses. We have taken several actions, including selective implementation of price increases, to lessen the impact of those challenges,” Woods said.

“Reflecting our demand drivers, we generated 8% top-line growth in the second quarter, while bookings increased 14% year-over-year and 7% from the first quarter of fiscal 2023,” Woods said. “These increases were primarily driven by our Test & Measurement segment, with the continued production ramp of the Boeing 737 MAX, an increase in military-related orders, and higher demand for our repair and parts services associated with the rebound of commercial air travel.

“As we move into the second half of the year, we are very excited about our recent acquisition of Astro Machine, which expands our label business and adds new market adjacencies for us in areas such as custom-branded packaging, promotional inserts, and other e-commerce solutions. The acquisition also significantly enhances our material handling and automation capabilities and creates what we expect will be meaningful cross-selling opportunities.”

CARES Act Benefits in Q2 FY 2022

During the second quarter of fiscal 2022, the principal and interest were forgiven on the Paycheck Protection Program (PPP) loan AstroNova received in fiscal 2021. In addition, the Company became eligible for an Employee Retention Credit (ERC) authorized under the Coronavirus Aid, Relief, and Economic Security (CARES) Act. In total, for the fiscal 2022 second quarter, these two items (the CARES Act benefits) benefited net income by $6.0 million, or $0.83 per diluted share. There were no similar adjustments in the second quarter of fiscal 2023.

Q2 FY 2023 Operating Segment Results

Product Identification segment revenue in the second quarter of fiscal 2023 was $23.4 million, down 0.5% from $23.5 million in the prior-year period. GAAP segment operating income was $1.6 million, or 7.0% of revenue, compared with $4.4 million, or 18.8% of revenue, a year earlier, reflecting less favorable mix and higher costs in the 2023 period. On a non-GAAP basis, excluding the CARES Act benefits, segment income in the second quarter of fiscal 2022 was $3.0 million, or 12.7% of revenue.

Test & Measurement segment revenue in the second quarter of fiscal 2023 increased 39.7% to $8.9 million from $6.4 million in the same period of fiscal 2022. GAAP segment operating income was $2.2 million, or 24.4% of revenue, compared with operating income of $1.7 million, or 26.9% of revenue, in the second quarter of fiscal 2022. On a non-GAAP basis, excluding the CARES Act benefits, segment income in the second quarter of fiscal 2022 was $0.9 million, or 14.3% of revenue.

Q2 FY 2023 Results Summary

Revenue for the second quarter of fiscal 2023 totaled $32.3 million, up 8.1% from $29.8 million in the year-earlier period, which was attributable to higher revenue in the Test & Measurement segment.

Hardware revenue was $8.6 million, a 9.6% increase from the prior-year period. Supplies revenue was $19.2 million, up 2.6%. Revenue from Service/Other was $4.5 million, up 35.5% from the comparable quarter of fiscal 2022.

GAAP gross profit for the second quarter of fiscal 2023 was $11.4 million, or 35.3% of revenue, compared with $12.7 million, or 42.6% of revenue, in the same period of fiscal 2022. On a non-GAAP basis, excluding the CARES Act benefits, gross profit for the second quarter of fiscal 2022 was $11.1 million, or 37.1% of revenue.

GAAP operating expenses for the second quarter of fiscal 2023 totaled $10.1 million, up 9.5% compared with $9.3 million in the second quarter of fiscal 2022, primarily reflecting higher selling and marketing expenses in the 2023 period. On a non-GAAP basis, excluding the CARES Act benefits, operating expenses for the second quarter of fiscal 2022 were $9.8 million.

GAAP operating income for the second quarter of fiscal 2023 was $1.2 million, or 3.8% of revenue, compared with $3.5 million, or 11.6% of revenue, in the same period of fiscal 2022. On a non-GAAP basis, excluding the CARES Act benefits, operating income for the second quarter of fiscal 2022 was $1.3 million, or 4.4% of revenue.

GAAP net income for the second quarter of fiscal 2023 was $0.6 million, or $0.08 per diluted share, compared with $7.0 million, or $0.96 per diluted share, in the second quarter of fiscal 2022. On a non-GAAP basis, excluding the CARES Act benefits, net income for the second quarter of fiscal 2022 was $1 million, or $0.13 per diluted share.

Adjusted earnings before interest, taxes, depreciation, and amortization (Adjusted EBITDA) was $2.2 million, or 6.7% of revenue, for the second quarter of fiscal 2023, compared with $9.2 million, or 30.8% of revenue, in the comparable period of fiscal 2022. Excluding the effect of the CARES Act benefits, Adjusted EBITDA was $2.6 million, or 8.7% of revenue, in the second quarter of fiscal 2022.

Non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP segment operating income, Adjusted EBITDA, and Adjusted EBITDA excluding the CARES Act benefits are non-GAAP financial measures explained in greater detail below under “Use of Non-GAAP Financial Measures.” Please refer to the financial reconciliation table in this news release for a reconciliation of non-GAAP measures to the closest comparable GAAP measures for the three and six months ended July 30, 2022, and July 31, 2021.

Bookings for the second quarter of fiscal 2023 increased 14.0% to $34.8 million from $30.6 million in the second quarter of fiscal 2022.

Backlog as of July 30, 2022 increased 30.6% to $31.8 million from $24.4 million on July 31, 2021.

Q2 FY 2023 Conference Call Details

AstroNova will discuss its second-quarter fiscal 2023 results in an investor conference call at 9:00 a.m. ET today. To participate in the conference call, please dial (888) 882-4478 (U.S. and Canada) or (773) 377-9070 (International) approximately 10 minutes prior to the start time and enter confirmation code 8162612.

You can hear a replay of the conference call from 12:00 p.m. ET Wednesday, September 7, 2022, until 12:00 p.m. ET Wednesday, September 14, 2022, by dialing (888) 203-1112 (U.S. and Canada) or (719) 457-0820 (International). The confirmation code is 8162612.

A real-time and archived audio webcast of the call will be available through the “Investors” section of the AstroNova website, https://investors.astronovainc.com.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this news release contains the non-GAAP financial measures non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP segment operating income, EBITDA, EBITDA excluding CARES Act items, Adjusted EBITDA, which AstroNova defines as earnings before interest, taxes, depreciation, amortization, and share-based compensation, and Adjusted EBITDA excluding CARES Act items. AstroNova believes that the inclusion of these non-GAAP financial measures helps investors gain a meaningful understanding of changes in the Company's core operating results, and also can help investors who wish to make comparisons between AstroNova and other companies on both a GAAP and a non-GAAP basis. AstroNova’s management uses these non-GAAP financial measures, in addition to GAAP financial measures, as the basis for measuring its core operating performance and comparing such performance to that of prior periods and to the performance of its competitors. These measures are also used by the Company’s management to assist with their financial and operating decision-making.

About AstroNova

AstroNova (Nasdaq: ALOT), a global leader in data visualization technologies since 1969, designs, manufactures, distributes, and services a broad range of products that acquire, store, analyze, and present data in multiple formats.

The Product Identification segment provides a wide array of digital, end-to-end product marking and identification solutions, including hardware, software, and supplies for OEMs, commercial printers, and brand owners. The Test and Measurement segment provides products designed for airborne printing solutions, avionics, and data acquisition. Our aerospace products include flight deck printing solutions, networking hardware, and specialized aerospace-grade supplies. Our data acquisition systems are used in research and development, flight testing, missile, and rocket telemetry production monitoring, power, and maintenance applications.

AstroNova is a member of the Russell Microcap® Index and the LD Micro Index (INDEXNYSEGIS: LDMICRO). Additional information is available by visiting www.astronovainc.com.

Forward-Looking Statements

Information included in this news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, but rather reflect our current expectations concerning future events and results. These statements may include the use of the words “believes,” “expects,” “intends,” “plans,” “anticipates,” “likely,” “continues,” “may,” “will,” and similar expressions to identify forward-looking statements. Such forward-looking statements, including those concerning the Company’s anticipated performance, and the benefits expected to be realized from the acquisition of Astro Machine, involve risks, uncertainties and other factors, some of which are beyond our control, which may cause our actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These risks, uncertainties and factors include, but are not limited to, those factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2022, and subsequent filings AstroNova makes with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The reader is cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this news release.

ASTRONOVA, INC.
Condensed Consolidated Statements of Income
In Thousands Except for Per Share Data
(Unaudited)

	Three Months Ended		Six Months Ended
	July 30, 2022	July 31, 2021	July 30, 2022	July 31, 2021
Revenue	$32,259	$29,845	$63,269	$58,923
Cost of Revenue	20,877	17,129	41,158	35,320
Gross Profit	11,382	12,716	22,111	23,603
Total Gross Profit Margin	35.3%	42.6%	34.9%	40.1%
Operating Expenses:
Selling & Marketing	5,981	5,061	11,863	11,154
Research & Development	1,595	1,539	3,118	3,255
General & Administrative	2,571	2,664	5,131	5,008
Total Operating Expenses	10,147	9,264	20,112	19,417
Operating Income	1,235	3,452	1,999	4,186
Total Operating Margin	3.8%	11.6%	3.2%	7.1%
Other Income (Expense), net:
Extinguishment of Debt - PPP Loan	-	4,466	-	4,466
Interest Expense	(210)	(171)	(385)	(392)
Gain (Loss) on Foreign Currency Transactions	(241)	50	(377)	(114)
Other, net	20	(79)	52	(63)
	(431)	4,266	(710)	3,897

Income Before Taxes	804	7,718	1,289	8,083
Income Tax (Benefit) Provision	220	699	280	471
Net Income	$584	$7,019	$1,009	$7,612
Net Income per Common Share - Basic	$0.08	$0.97	$0.14	$1.06
Net Income per Common Share - Diluted	$0.08	$0.96	$0.14	$1.04

Weighted Average Number of Common Shares - Basic	7,310	7,209	7,287	7,177
Weighted Average Number of Common Shares - Diluted	7,348	7,329	7,355	7,297

ASTRONOVA, INC.
Balance Sheet
In Thousands
(Unaudited)

	July 30, 2022	January 31, 2022

ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$4,285	$5,276
Accounts Receivable, net	17,382	17,124
Inventories, net	41,727	34,609
Employee Retention Credit Receivable	0	3,135
Prepaid Expenses and Other Current Assets	4,268	3,634
Total Current Assets	67,662	63,778
PROPERTY, PLANT AND EQUIPMENT	50,764	50,821
Less Accumulated Depreciation	(40,187)	(39,380)
Property, Plant and Equipment, net	10,577	11,441
OTHER ASSETS
Intangible Assets, net	18,314	19,200
Goodwill	11,501	12,156
Deferred Tax Assets	5,582	5,591
Right of Use Asset	887	1,094
Other Assets	1,775	1,695
TOTAL ASSETS	$116,298	$114,955
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts Payable	$7,624	$8,590
Accrued Compensation	2,437	3,512
Other Liabilities and Accrued Expenses	3,334	4,113
Revolving Line of Credit	4,500	-
Current Portion of Royalty Obligation	1,875	2,000
Current Portion of Long-Term Debt	1,000	1,000
Current Liability – Excess Royalty Payment Due	301	235
Income Taxes Payable	1,169	323
Deferred Revenue	281	262
Total Current Liabilities	22,521	20,035
NON-CURRENT LIABILITIES
Long-Term Debt, net of current portion	7,917	8,154
Royalty Obligation, net of current portion	3,611	4,361
Lease Liability, net of current portion	627	808
Income Taxes Payable	399	399
Deferred Tax Liabilities	127	186
TOTAL LIABILITIES	35,202	33,943
SHAREHOLDERS’ EQUITY
Common Stock	533	528
Additional Paid-in Capital	60,347	59,692
Retained Earnings	57,523	56,514
Treasury Stock	(34,223)	(33,974)
Accumulated Other Comprehensive Loss, net of tax	(3,084)	(1,748)
TOTAL SHAREHOLDERS’ EQUITY	81,096	81,012
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$116,298	$114,955

ASTRONOVA, INC.
Revenue and Segment Operating Profit
In Thousands
(Unaudited)

	Revenue		Segment Operating Profit		Revenue		Segment Operating Profit
	Three Months Ended		Three Months Ended		Six Months Ended		Six Months Ended
	July 30, 2022	July 31, 2021	July 30, 2022	July 31, 2021	July 30, 2022	July 31, 2021	July 30, 2022	July 31, 2021
Product Identification	$23,382	$23,492	$1,644	$4,406	$45,106	$46,590	$3,058	$7,134
Test & Measurement	8,877	6,353	2,162	1,710	18,163	12,333	4,072	2,060
Total	$32,259	$29,845	3,806	6,116	$63,269	$58,923	7,130	9,194
Corporate Expenses			2,571	2,664			5,131	5,008
Operating Income			1,235	3,452			1,999	4,186
Other Income (Expense), net			(431)	4,266			(710)	3,897
Income Before Income Taxes			804	7,718			1,289	8,083
Income Tax Provision			220	699			280	471
Net Income			$584	$7,019			$1,009	$7,612

ASTRONOVA, INC.
Reconciliation of GAAP to Non-GAAP - Gross Profit
Amounts in Thousands
(Unaudited)

	Three Months Ended		Six Months Ended
	July 30, 2022	July 31, 2021	July 30, 2022	July 31, 2021
Gross Profit − GAAP	$11,382	$12,716	$22,111	$23,603

Employee Retention Credit, net	$-	$(1,641)	$-	$(1,641)

Gross Profit − Non-GAAP	$11,382	$11,075	$22,111	$21,962

ASTRONOVA, INC.
Reconciliation of GAAP to Non-GAAP - Operating Expenses
Amounts in Thousands
(Unaudited)

	Three Months Ended		Six Months Ended
	July 30, 2022	July 31, 2021	July 30, 2022	July 31, 2021
Operating Expenses − GAAP	$10,147	$9,264	$20,112	$19,417

Employee Retention Credit, net	$-	$489	$-	$489

Operating Expenses − Non-GAAP	$10,147	$9,753	$20,112	$19,906

ASTRONOVA, INC.
Reconciliation of GAAP to Non-GAAP - Operating Income
Amounts in Thousands
(Unaudited)

	Three Months Ended		Six Months Ended
	July 30, 2022	July 31, 2021	July 30, 2022	July 31, 2021
Operating Income − GAAP	$1,235	$3,452	$1,999	$4,186

Employee Retention Credit, net	$-	$(2,130)	$-	$(2,130)

Operating Income − Non-GAAP	$1,235	$1,322	$1,999	$2,056

ASTRONOVA, INC.
Reconciliation of GAAP to Non-GAAP - Net Income
Amounts in Thousands
(Unaudited)

	Three Months Ended		Six Months Ended
	July 30, 2022	July 31, 2021	July 30, 2022	July 31, 2021
Net Income − GAAP	$584	$7,019	$1,009	$7,612

Employee Retention Credit, net	$-	$(1,615)	$-	$(1,615)

PPP Loan Forgiveness	$-	$(4,426)	$-	$(4,426)

Net Income − Non-GAAP	$584	$978	$1,009	$1,571

ASTRONOVA, INC.
Reconciliation of GAAP to Non-GAAP - Diluted Earnings Per Share
(Unaudited)

	Three Months Ended		Six Months Ended
	July 30, 2022	July 31, 2021	July 30, 2022	July 31, 2021
Diluted Earnings Per Share − GAAP	$0.08	$0.96	$0.14	$1.04

Employee Retention Credit, net	$-	$(0.22)	$-	$(0.22)

PPP Loan Forgiveness	$-	$(0.60)	$-	$(0.60)

Diluted Earnings Per Share − Non-GAAP	$0.08	$0.13	$0.14	$0.22

ASTRONOVA, INC.
Reconciliation of Net Income to EBITDA
Amounts in Thousands
(Unaudited)

	Three Months Ended		Six Months Ended
	July 30, 2022	July 31, 2021	July 30, 2022	July 31, 2021
Net Income − GAAP	$584	$7,019	$1,009	$7,612
Interest Expense	210	171	385	392
Income Tax Expense	220	699	280	471
Depreciation/Amortization	908	849	1,820	2,276
EBITDA	$1,922	$8,738	$3,494	$10,751
Employee Retention Credit	-	(1,615)	-	(1,615)
PPP Loan Forgiveness	-	(4,426)	-	(4,426)
Income Tax Expense - Employee Retention Credit	-	(515)	-	(515)
Income Tax Expense - PPP Loan Forgiveness	-	(40)	-	(40)
EBITDA - Less CARES Act Items	$1,922	$2,142	$3,494	$4,155

ASTRONOVA, INC.
Reconciliation of Net Income to Adjusted EBITDA
Amounts in Thousands
(Unaudited)

	Three Months Ended		Six Months Ended
	July 30, 2022	July 31, 2021	July 30, 2022	July 31, 2021
Net Income − GAAP	$584	$7,019	$1,009	$7,612
Interest Expense	210	171	385	392
Income Tax Expense	220	699	280	471
Depreciation/Amortization	908	849	1,820	2,276
Share-Based Compensation	235	469	572	947
Adjusted EBITDA	$2,157	$9,207	$4,066	$11,698
Net Income - Employee Retention Credit	-	(1,615)	-	(1,615)
Net Income - PPP Loan Forgiveness	-	(4,426)	-	(4,426)
Income Tax Expense - Employee Retention Credit	-	(515)	-	(515)
Income Tax Expense - PPP Loan Forgiveness	-	(40)	-	(40)
Adjusted EBITDA - Less CARES Act Items	$2,157	$2,611	$4,066	$5,102

ASTRONOVA, INC.
Reconciliation of Segment GAAP to Non-GAAP Operating Income
Amounts in Thousands
(Unaudited)

	Three Months Ended						Six Months Ended
	July 30, 2022			July 31, 2021			July 30, 2022			July 31, 2021
	Product Identification	Test & Measurement	Total	Product Identification	Test & Measurement	Total	Product Identification	Test & Measurement	Total	Product Identification	Test & Measurement	Total
Segment Operating Profit - GAAP	$1,644	$2,162	$3,806	$4,406	$1,710	$6,116	$3,058	$4,072	$7,130	$7,134	$2,060	$9,194

Employee Retention Credit, net	$-	$-	$-	$(1,430)	$(802)	$(2,232)	$-	$-	$-	$(1,430)	$(802)	$(2,232)

Segment Operating Profit - Non-GAAP	$1,644	$2,162	$3,806	$2,976	$908	$3,884	$3,058	$4,072	$7,130	$5,705	$1,258	$6,963

Contacts

Scott Solomon
Senior Vice President
Sharon Merrill Associates, Inc.
(857) 383-2409
ALOT@investorrelations.com